UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2017

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Appointment of Certain Officers

Effective January 26, 2017, Richard Muskus has been appointed the President of Patriot National Bancorp, Inc. (the “Company”) as well as its wholly-owned subsidiary, Patriot Bank, N.A. (the “Bank”).

Mr. Muskus, 48, has served as Executive Vice President and Chief Lending Officer of the Bank since February 2014. Prior to joining the Bank, Mr. Muskus spent 13 years at Connecticut Community Bank, serving as Senior Vice President of Commercial Lending, and, from 2010, as President of its Greenwich Bank & Trust division. Prior to that, Mr. Muskus was Assistant Vice President & Senior Credit Analyst of the Bank from 1995 to 1998 and then Vice President and Commercial Lending Officer until 2000. Mr. Muskus will report to Mr. Michael Carrazza, Chairman and Chief Executive Officer of the Company and the Bank.

Peter Cureau, former Interim President and Chief Operating Officer, will continue to work with Mr. Carrazza in the office of the Chairman.

Judith Corprew, 55, Executive Vice President, Chief Compliance and Credit Risk Officer of the Bank, has been appointed to the Audit Committee of the Bank. Ms. Corprew has been employed by the Bank since 2015. Prior to that, Ms. Corprew was Vice President, Compliance Officer at Fairfield County Bank from 2012 to 2015 and was Vice President, Credit Risk at Webster Bank from 2009 to 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: January 27, 2017	By:	/s/ Neil M. McDonnell

Neil M. McDonnell Executive Vice President and Chief Financial Officer